UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2009
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Anderson Mill Road, Suite 230, Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)

(512) 828-6980
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01        Entry into a Material Definitive Agreement.

Effective May 28, 2009, the Uranium Energy Corp. (the "Company") and Uran Limited ("Uran") entered into an agreement (the "Variation Agreement") in respect to the addition of certain surface rights and mineral rights owned by Uran into the joint venture proposed to be formed by the Company and Uran pursuant to the terms of the option and joint venture agreement (the "Joint Venture Agreement") entered into by and between the Company and Uran effective January 14, 2009 in connection with the proposed exploration, development and, if warranted, mining of certain tenements (the "Tenements") compromising the Company's mineral claims known and described as the "Grants Ridge" project located in New Mexico, U.S.A., as previously disclosed in the Company's Current Report on Form 8-K as filed with the Securities and Exchange Commission on January 16, 2009.

The additional surface rights and mineral rights proposed to form part of the joint venture pursuant to the Variation Agreement are more particularly described as the eastern half of T12N, R9W, Section 4 (surface rights only), and 100% ownership of the land and 50% ownership of the mineral rights for the northern half of T12N, R9W, Section 9 (collectively, the "Additional Tenement").

Pursuant to the Variation Agreement, the Additional Tenement will form part of the joint venture contemplated by Joint Venture Agreement on the following terms:

(a)         the earn-in requirements set out in clause 4.1 (a)(i)(A) of the Joint Venture Agreement shall be increased by US$100,000 such that Uran will be required to incur Exploration Expenditure of US$200,000 by March 17, 2010 (being the first anniversary of the effective date of the Joint Venture Agreement, which became effective March 17, 2009 upon completion of due diligence by Uran, as previously reported in the Company's Current Report on Form 8-K as filed on March 17, 2009). Such Exploration Expenditure can be incurred on the Tenements and the Additional Tenement as Uran determines appropriate in accordance with clause 4.1(j) of the Joint Venture Agreement;

(b)         the cost of the Additional Tenement (being US$100,000) will form part of the Exploration Expenditure required to be incurred by Uran pursuant to clause 4.1(a)(i)(A) of the Joint Venture Agreement as amended by (a) above;

(c)         the cost of the Additional Tenement or the Exploration Expenditure incurred by Uran on the Additional Tenement will not be included in Uran's commitment to spend a minimum of US$250,000 in Exploration Expenditure on the Tenements prior to termination of the Joint Venture Agreement;

(d)         Uran will be responsible for paying all Outgoings (that is, rents, rates, survey fees and other fees and charges relating to or in connection with the Additional Tenement) and the maintenance of the Additional Tenement and ensuring that it is kept in good standing (as required in respect of the Tenements pursuant to clause 6(a)(ii) of the Joint Venture Agreement) until the Joint Venture is formed in accordance with clause 5.1 of the Joint Venture Agreement;

(e)         if a Joint Venture is formed by Uran earning a 65% Joint Venture Interest pursuant to clause 4.1 of the Joint Venture Agreement, the Company will have an option to acquire a 35% interest in the Additional Tenement by reimbursing Uran the proportionate share of the original cost of the Additional Tenement (that is, US$35,000) plus the proportionate share of any Exploration Expenditure incurred by Uran on the Additional Tenement during the five-year Earn-in Period as set forth in the Joint Venture Agreement; and

(f)         if Uran terminates the Joint Venture Agreement in accordance with clause 4.1(g) of the Joint Venture Agreement, the Additional Tenement will be solely owned by Uran. The Company and the Joint Venture will have no interest in or right to the Additional Tenement or any part of the Additional Tenement.

A copy of the Variation Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits

Exhibit	Description
10.1	Variation Agreement between Uran Limited and the Company, dated May 28, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.
Date: June 2, 2009.	By: /s/ Pat Obara Name: Pat Obara Title: Secretary, Treasurer and Chief Financial Officer

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